EXHIBIT 99.3
TERMS OF SALE

Further to the provisions of the SECONDARY BLOCK TRADE AGREEMENT DATED 14 January 2025 between Pfizer Inc., J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, HSBC Bank plc, BNP PARIBAS, Mizuho International plc, UBS AG London Branch, Merrill Lynch International, Deutsche Bank AG, London Branch, Goldman Sachs International and Loop Capital Markets LLC (the “Agreement”), the following terms of sale are agreed:

    Number of Sale Shares: 700,000,000
    Purchase Price per Sale Share: 357 pence
Base Commission: 0.5%

Closing Date: 17 January 2025

The Seller confirms the accuracy of the representations and warranties set out in Annex B of the Agreement, and each Manager confirms the accuracy of the representations and warranties set out in Annex C of the Agreement and the Seller and each of the Managers confirms the provisions of the Agreement and acknowledge and agree that these Terms of Sale form part of and shall be read in conjunction with the Agreement.

Terms defined in the Agreement shall have the same meanings herein.

These Terms of Sale and the relationship among the parties hereto (and any non-contractual obligation, dispute, controversy or claim of whatever nature arising out of or in any way relating to these Terms of Sale or their formation) shall be governed by and construed in accordance with English law. The parties irrevocably agree that the English courts will have exclusive jurisdiction in relation to these Terms of Sale and the parties hereby submit to the jurisdiction of such courts.

[Terms of Sale – Signature Page]

IN WITNESS WHEREOF these Terms of Sale have been duly executed as of 15 January 2025.

[Terms of Sale – Signature Page]

For and on behalf of

J.P. MORGAN SECURITIES PLC

By: /s/ Will Holyoak

Name: Will Holyoak
Title: Executive Director

[Terms of Sale – Signature Page]

For and on behalf of

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: /s/ Amelia de Stacpoole

Name: Amelia de Stacpoole
Title: Executive Director

[Terms of Sale – Signature Page]

For and on behalf of

HSBC BANK PLC

By: /s/ Richard Fagan

Name: Richard Fagan
Title: Head of UK Equity Capital Markets

[Terms of Sale – Signature Page]

For and on behalf of

BNP PARIBAS

By: /s/ Tom Snowball

Name: Tom Snowball
Title: Managing Director

By: /s/ Virginia Khoo

Name: Virginia Khoo
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

MIZUHO INTERNATIONAL PLC

By: /s/ Jonathan Murray

Name: Jonathan Murray
Title: Managing Director, ECM

[Terms of Sale – Signature Page]

For and on behalf of

UBS AG LONDON BRANCH

By: /s/ Alexander Bloch

Name: Alexander Bloch
Title: Managing Director

By: /s/ Ashley Wood

Name: Ashley Wood
Title: Executive Director

[Terms of Sale – Signature Page]

For and on behalf of

MERRILL LYNCH INTERNATIONAL

By: /s/ James Palmer

Name: James Palmer
Title: Head of EMEA ECM

[Terms of Sale – Signature Page]

For and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH

By: /s/ Saadi Soudavar

Name: Saadi Soudavar
Title: Managing Director

By: /s/ Mark Hankinson

Name: Mark Hankinson
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

GOLDMAN SACHS INTERNATIONAL

By: /s/ R.W.B. Whitehead

Name: R.W.B. Whitehead
Title: Managing Director

[Terms of Sale – Signature Page]

For and on behalf of

LOOP CAPITAL MARKETS LLC

By: /s/ Sidney Dillard

Name: Sidney Dillard
Title: Partner and Head of Corporate Finance

[Terms of Sale – Signature Page]

For and on behalf of

PFIZER INC.

By: /s/ Brian Byala

Name: Brian Byala
Title: SVP, Treasurer

[Terms of Sale – Signature Page]